                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           Cross Timbers Oil Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

[LOGO]
Cross Timbers Oil Company
--------------------------------------------------------------------------------

810 Houston Street, Suite 2000
Fort Worth, Texas 76102



April [16], 2001



Dear Stockholder:



    On behalf of the Board of Directors, we invite you to attend the Annual Meeting of Stockholders to be held in the Horizon Room on the Twelfth Floor of the Fort Worth Club Tower, 777 Taylor Street, Fort Worth, Texas, on Tuesday, May 15, 2001, at 10:00 a.m. local time.

    Matters to be voted upon are listed in the accompanying Notice of Annual Meeting of Stockholders. Additionally, we will review the Company's operating results for 2000 and our plans for the year ahead.

    Whether or not you plan to attend the meeting, it is important that your shares be represented. Please take a moment to complete, sign and mail the enclosed proxy card as soon as possible. If you plan to attend the meeting, you may revoke your proxy prior to or at the meeting and vote in person.

Sincerely,



Bob R. Simpson                           Steffen E. Palko
Chairman of the Board and                Vice Chairman and
Chief Executive Officer                  President

[LOGO]
Cross Timbers Oil Company
--------------------------------------------------------------------------------

810 Houston Street, Suite 2000
Fort Worth, Texas 76102



NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 15, 2001



To the Stockholders of Cross Timbers Oil Company:

    The Annual Meeting of Stockholders of Cross Timbers Oil Company will be held on Tuesday, May 15, 2001, at 10:00 a.m. local time, in the Horizon Room on the Twelfth Floor of the Fort Worth Club Tower, 777 Taylor Street, Fort Worth, Texas, for the following purposes:

    1.   To elect two directors;

    2. To approve an amendment to the Cross Timbers Oil Company Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, $0.01 par value per share, from 100,000,000 to 250,000,000; and

    3. To transact any other business that may properly come before the meeting or any adjournments thereof.

    By resolution of the Board of Directors, only stockholders of record as of the close of business on Friday, March 30, 2001, are entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders.

    Cross Timbers' Annual Report, including financial statements for the year ended December 31, 2000, accompanies this Proxy Statement.

    Your attention is directed to the Proxy Statement for further information about each of the matters to be considered.

    You are cordially invited to attend the meeting. Whether or not you plan to be present, please date and sign the accompanying proxy card exactly as your name appears thereon, indicating your vote by marking the appropriate ballot boxes, and return it promptly in the enclosed envelope.

                         By Order of the Board of Directors,



                         Virginia Anderson
                         Secretary


Fort Worth, Texas
April [16], 2001

[LOGO]

Cross Timbers Oil Company
--------------------------------------------------------------------------------

810 Houston Street, Suite 2000
Fort Worth, Texas 76102


PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 15, 2001

    This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors of Cross Timbers Oil Company ("Company") for the Annual Meeting of Stockholders ("Annual Meeting") to be held on Tuesday, May 15, 2001, and any adjournment thereof. We will begin mailing this Proxy Statement and the accompanying form of proxy to stockholders on or about April [16], 2001. The purpose of the Annual Meeting is to elect two directors, approve the amendment to the Company's Restated Certificate of Incorporation to increase the authorized shares of Common Stock, $0.01 par value per share, from 100,000,000 to 250,000,000, and to transact any other business that may properly come before the meeting.


Shares Outstanding and Voting Rights

    All stockholders of record of the Company's common stock ("Common Stock") as of March 30, 2001, are entitled to vote at the Annual Meeting. As of that date, there were ______________ shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Stockholders are not entitled to vote cumulatively for the election of directors or on any other matter.

    The Board of Directors requests that you sign and return the proxy card promptly, whether or not you plan to attend the Annual Meeting. A majority of the outstanding shares entitled to vote must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum.

    A proxy marked "abstain" on a matter will be considered to be represented at the Annual Meeting but not voted on such matter and will have the same effect as a vote "against" the matter. Shares registered in the names of brokers or other "street name" nominees for which proxies are voted on some but not all matters will be considered to be voted only as to those matters actually voted, and will not be voted or considered as shares present on any matters for which such shares were not voted because the beneficial holder did not provide voting instructions (commonly referred to as "broker non-votes").

    If a proxy is properly signed and is not revoked by a stockholder, the shares it represents will be voted at the Annual Meeting in accordance with the stockholder's instructions. If no specific voting instructions are designated, the shares will be voted as recommended by the Board of Directors.

    You may revoke a proxy at any time before it is voted at the Annual Meeting by signing and delivering a later-dated proxy relating to the same shares or by attending the Annual Meeting and voting in person. Otherwise, you must send written revocation of the proxy to the Secretary of the Company at its principal office, 810 Houston Street, Suite 2000, Fort Worth, Texas 76102.


Cost of Solicitation

    Cross Timbers will bear the cost of soliciting proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of Common Stock. Solicitations will be made primarily by mail, but certain directors, officers or other employees of Cross Timbers may solicit proxies in person, by telephone or by other means. Such persons will not receive special compensation for their solicitation services. Cross Timbers has engaged Mellon Investor Services LLC, to solicit proxies from brokers, banks, nominees and other institutional holders for a fee of $7,500 plus reimbursement for all reasonable out-of-pocket expenses.

Item 1. ELECTION OF DIRECTORS

    In accordance with Cross Timbers' Bylaws, the members of the Board of Directors are divided into three classes, in as equal number as possible, with staggered three-year terms. Each director's term of office continues until the third Annual Meeting of Stockholders following election to office and until a successor is duly elected and qualified. The terms of Class I, Class II and Class III directors expire at the Annual Meeting of Stockholders in 2003, 2001 and 2002, respectively. The Board of Directors also has discretion to elect one or more advisory directors to serve for such term as the Board of Directors shall determine. An advisory director attends meetings of the Board of Directors and meetings of Committees on which he or she serves but is not entitled to vote. The Board of Directors may remove an advisory director at any time, with or without cause.

    The Board of Directors has nominated Bob R. Simpson and Scott G. Sherman for election as directors in Class II. Each nominee has consented to serve for their nominated terms. Class II directors will serve for three-year terms continuing until the Annual Meeting of Stockholders in May 2004 and until their successors are elected and qualified. Messrs. Simpson and Sherman are currently serving as directors of Cross Timbers. Biographical information (including ages as of April 1, 2001) follows for each person nominated, as well as for each director whose term in office will continue after the Annual Meeting.

    The persons named on the accompanying proxy intend to vote in favor of the two nominees listed below. Should any one or more of these nominees become unavailable for election, the proxies may be voted with discretionary authority for any substitute recommended by the Board of Directors. Directors are elected by a majority of the votes of stockholders present in person or represented by proxy at the Annual Meeting.

    If all nominees are elected, the Board of Directors will comprise the following six members, of which four are non-employee directors and two are executive officers of Cross Timbers, and four advisory directors, of which one is a non-employee advisory director and three are executive officers of Cross Timbers.


NOMINEES FOR DIRECTOR
--------------------------------------------------------------------------------
CLASS II            (Term expires 2004)
--------------------------------------------------------------------------------

Bob R. Simpson      Age 52. Mr. Simpson has been a director of Cross Timbers
                    since 1990. A co-founder of the Company with Mr. Palko, Mr.
                    Simpson has been Chairman since July 1, 1996 and has been Chief Executive Officer or held similar positions with the Company and its predecessors since 1986. Mr. Simpson was Vice President of Finance and Corporate Development of
                    Southland Royalty Company (1979-1986) and Tax Manager of
                    Southland Royalty Company (1976-1979).

Scott G. Sherman    Age 67. Mr. Sherman has been a director of Cross Timbers
                    since 1990. Mr. Sherman has been sole owner of Sherman
                    Enterprises, a personal investment firm in Fort Worth, Texas, for the past 13 years. Previously, Mr. Sherman owned and operated Eaglemotive Industries, an automotive parts manufacturing company, for 18 years.


DIRECTORS CONTINUING IN OFFICE
--------------------------------------------------------------------------------
CLASS I             (Term expires 2003)
--------------------------------------------------------------------------------


Steffen E. Palko    Age 50. Mr. Palko has been a director of Cross Timbers since
                    1990. A co-founder of the Company with Mr. Simpson, Mr.
                    Palko has been Vice Chairman and President or held similar positions with the Company and its predecessors since 1986.
                    Mr. Palko was Vice President-Reservoir Engineering of
                    Southland Royalty Company (1984-1986) and Manager of
                    Reservoir Engineering of Southland Royalty Company (1982-
                    1984).

J. Luther King, Jr. Age 60. Mr. King has been a director of Cross Timbers since
                    1991. Since 1979, Mr. King has served as President, Principal and Portfolio Manager/Analyst of Luther King Capital Management Corporation, an investment management firm in Fort Worth, Texas, of which

                           Mr. King is the majority shareholder. Previously, he was Vice President and Director of Lionel D. Edie & Company, an investment management firm.


--------------------------------------------------------------------------------
CLASS III                  (Term expires 2002)
--------------------------------------------------------------------------------


Jack P. Randall            Age 51. Mr. Randall has been a director of Cross
                           Timbers since 1997. He is the president and co-founder of Randall & Dewey, Inc., an oil and gas consulting firm in Houston, Texas. Prior to that, he was with Amoco Production Company (1975-1989) where he was Manager of Acquisitions and Divestitures for seven years. Mr. Randall is a member of the Board of Directors of Esenjay Exploration, Inc.

Herbert D. Simons          Age 65. Mr. Simons has been a director of Cross
                           Timbers since 2000. He is presently a tax attorney with the law firm of Winstead Sechrest & Minick P.C.
                           in Houston, Texas, in an of counsel position. Prior to that he was an associate and partner in the law firm of Butler & Binion, L.L.P., where he specialized in Federal income tax law from 1963 through 1999. Mr.
                           Simons is a Certified Public Accountant, and he served as a member of the Rice University Accounting
                           Council from 1981 until 1996.


ADVISORY DIRECTORS
------------------

Lane G. Collins            Age 60. Dr. Lane G. Collins has served as an advisory
                           director of Cross Timbers since 1998. Dr. Collins also serves in an advisory capacity with the Audit and Compensation Committees. Dr. Collins is a professor of accounting at Baylor University in Waco, Texas, where he has taught since 1978. Prior to that, Dr. Collins taught for five years at the University of Southern California, where he earned his doctorate in business administration.

Louis G. Baldwin           Age 51. Mr. Baldwin has served as an advisory
                           director of Cross Timbers since 2000. Mr. Baldwin has been Executive Vice President and Chief Financial
                           Officer or held similar positions with the Company since 1986.

Keith A. Hutton            Age 42. Mr. Hutton has served as an advisory director
                           of Cross Timbers since 2000. Mr. Hutton has been
                           Executive Vice President-Operation or held similar positions with the Company since 1987.

Vaughn O. Vennerberg, II   Age 46. Mr. Vennerberg has served as an advisory
                           director of Cross Timbers since 2000. Mr. Vennerberg has been Executive Vice President -Administration or held similar positions with the Company since 1987.


The Board of Directors recommends that stockholders vote FOR the director nominees.

Directors' Compensation, Board Meetings and Committees

    Directors and advisory directors who are also employees of Cross Timbers receive no additional compensation for service on the Board of Directors. During 2000, each non-employee director received quarterly payments totaling $50,000 for the year, as compensation for services as director to the Company and was also granted an option to purchase 4,050 shares of Common Stock (adjusted for the three-for two stock split effected in September 2000) pursuant to the 1998 Stock Incentive Plan. As advisory director, Dr. Collins received quarterly payments totaling $25,000 for the year and an option to purchase 2,025 shares of Common Stock (adjusted for the three-for two stock split effected in September
2000) pursuant to the 1998 Stock Incentive Plan. Mr. Simons, who became a director in May 2000, received 3 payments totaling $37,500 for his services as a director. In February 2001, each non-employee director received a grant of 1000 performance shares and each non-employee advisory director received a grant of 500 performance shares. In November 2000, the Company adopted a retiree medical insurance plan. Each non-employee director who is at least 55 years old and has served on the Board of Directors a minimum of five years is eligible to participate in the plan and receive medical insurance from the Company. Mr. Sherman is currently participating in the prescription insurance coverage provided by the plan.

    The Board of Directors held five meetings during 2000. Additionally, management frequently discusses Company matters with the directors on an informal basis. All directors and advisory directors attended at least 75 percent of the total number of meetings of the Board of Directors and the Committees on which they served during 2000. The Board of Directors does not have a nominating committee. The permanent committees of the Board of Directors, number of meetings held during 2000, current membership and functions are as follows:

    Audit Committee (three meetings)--J. Luther King, Jr., Chairman, Scott G. Sherman, Herbert D. Simons, and Lane G. Collins (advisory member). The primary functions of the Audit Committee are to monitor the Company's internal accounting controls and financial reporting practices, review financial statements and related information of the Company, review and evaluate the performance of the Company's independent accountants as well as the services and fees of the independent accountants, and to make recommendations to the Board of Directors regarding retention of independent accountants. The Audit Committee also monitors the independence of the independent accountants. The Board of Directors and the Audit Committee have determined that the members of the Audit Committee are independent under the rules of the New York Stock Exchange. In 2000, the Board of Directors approved and adopted the Audit Committee Charter which is attached to this Proxy Statement as Appendix A.

    Compensation Committee (five meetings)--Scott G. Sherman, Chairman, J. Luther King, Jr., Herbert D. Simons, Lane G. Collins (advisory member). The primary functions of the Compensation Committee are to establish and approve the terms of employment of the Chairman and Vice Chairman and to review and approve management's recommendations concerning compensation of the other executive officers and certain other employees. The Compensation Committee also grants all performance shares, options to purchase Common Stock and options to purchase royalty trust units, and makes all decisions regarding interpretations of the Company's stock incentive and royalty trust option plans.


Security Ownership of Management and Certain Beneficial Owners

    The following table sets forth as of March 1, 2001, beneficial ownership of Common Stock by directors, advisory directors, the executive officers named in the Summary Compensation Table, all directors, advisory directors, and executive officers as a group, and all persons who were known to the Company to be the beneficial owners of more than five percent of the outstanding shares of Common Stock. All shares of Common Stock and Common Stock prices have been adjusted for the three-for-two stock split effected September 18, 2000.


                                              Common Stock Beneficially
                                        ------------------------------------
                                                      Owned (a)
                                                      ---------
Name                                    Number of Shares        Percent (b)
----                                    ----------------        ------------

Directors and Executive Officers (c):
Bob R. Simpson (d)                              2,856,487            3.5 %
Steffen E. Palko                                1,750,532            2.1 %
Louis G. Baldwin .                                350,970               *
Keith A. Hutton                                   333,953               *
Vaughn O. Vennerberg, II                          260,189               *
Lane G. Collins (e)                                16,339               *
J. Luther King, Jr. (f)                           338,612               *
Jack P. Randall (g)                                55,300               *
Scott G. Sherman (h)                              202,269               *
Herbert D. Simons                                 149,027               *
Directors and executive officers as a           7,719,934            9.4 %
   group (11 persons) (i)

Certain Beneficial Owners:
Wellington Management Company, LLP (j)          7,704,160            9.9 %
75 State Street
Boston, MA 02109

Liberty Wanger Asset Management, L.P. (k)           4,450,750        5.7 %
WAM Acquisition GP, Inc.
227 W. Monroe Street, Suite 3000
Chicago, Illinois   60606

T. Rowe Price Associates, Inc. (l)                  3,934,951         5.1%
100 East Pratt Street
Baltimore, Maryland 21202
-------------------------
* Less than 1%

(a) Unless otherwise indicated, all shares listed are directly held with sole voting and investment power.

(b) Computed as if all presently exercisable stock options and options exercisable within 60 days by such beneficial owner had been exercised and the equivalent number of shares was issued and outstanding.

(c) Includes options issued under the Company's Stock Incentive Plans that are exercisable within 60 days of March 1, 2001, to acquire Common Stock (Mr. Simpson, 445,499; Mr. Palko, 250,875; Mr. Baldwin, 93,333; Mr. Hutton, 139,999; Mr. Vennerberg, 119,999; Mr. Collins, 5,399; Mr. King, 17,550; Mr.
     Randall, 14,175; Mr. Sherman, 44,550; Mr. Simons, 4,050; all directors and executive officers as a group, 1,195,428); performance shares (Mr. Simpson, 40,000; Mr. Palko, 20,000; Mr. Baldwin, 5,000; Mr. Hutton, 7,000; Mr.
     Vennerberg, 5,000), and shares of Common Stock held in the Company's 401(k) Plan (Mr. Simpson, 42,393; Mr. Palko, 46,636; Mr. Baldwin, 44,808; Mr. Hutton, 10,873; Mr. Vennerberg, 2,968).

(d) Includes 4,124 shares of Common Stock held in custodial accounts for his minor children. Excludes 7,500 shares of Common Stock owned by his wife, as to which Mr. Simpson disclaims any beneficial ownership.

(e) Includes 3,392 shares of Common Stock in an IRA account beneficially owned by his spouse.

(f) Includes 150,000 shares owned by LKCM Investment Partnership ("Investment Partnership"). Mr. King is the general partner and portfolio manager of the Investment Partnership. Mr. King is president of Luther King Capital Management Corporation, which is the investment advisor of the Investment Partnership. Luther King Capital Management Corporation and an affiliated company are also limited partners of the Investment Partnership. Mr. King has the power to direct the voting and disposition of these shares.

(g)  Includes 750 shares of Common Stock owned by his spouse.

(h) Includes 134,782 shares of Common Stock owned by the Scott Sherman Family Limited Partnership.

(i) Includes 1,215,280 additional shares of Common Stock in the Cross Timbers Oil Company 401(k) Plan that was held by such plan as of March 1, 2000, as to which certain executive officers may be deemed to have beneficial ownership due to their authority to direct the vote of the shares held in participant accounts.

(j) As reported on Schedule 13G/A dated February 14, 2001, reporting ownership as of December 31, 2001, Wellington Management Company, LLP, as an investment advisor, has the shared power to vote 7,532,750 shares and shared power to dispose of 7,704,160 shares.

(k) As reported on Schedule 13G dated February 14, 2001, reporting ownership as of December 31, 2001, Liberty Wanger Asset Management, L.P., and its general partner WAM Acquisition GP, Inc., each have shared power to vote and dispose of 4,450,750 shares that are held for the accounts of discretionary clients.

(l) As reported on Schedule 13G dated February 14, 2001, reporting ownership as of December 31, 2001, T. Rowe Price Associates, Inc. has sole power to vote 644,822 shares and sole power to dispose of 3,934,951 shares. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

Executive Compensation

     The table below provides a summary of compensation during the last three calendar years for the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company as of December 31, 2000. All shares of Common Stock and Common Stock prices in the Summary Compensation Table and the related footnotes have been adjusted for the three-for-two stock split effected September 18, 2000.



Summary Compensation Table
--------------------------
                                                                                        Long-Term
                                                  Annual Compensation              Compensations Awards
                                      ------------------------------------------  -----------------------
                                                                                               Securities
                                                                                  Restricted   Underlying
                                                                 Other Annual        Stock      Options/       All Other
Name and                                Salary      Bonus        Compensation        Award        SARs        Compensation
Principal Position              Year     ($)         ($)            ($)(a)          ($) (b)      (#) (c)         ($)(d)
------------------------------  ----  ----------  ----------  ------------------  -----------  -----------  ----------------
Bob R. Simpson                  2000    627,083     725,000              ---       7,608,925      631,500         21,099
 Chairman of the                1999    533,333     600,000              ---         514,688      210,526         19,956
 Board and Chief                1998    481,250     525,000              ---         720,000      337,500         17,107
 Executive Officer

Steffen E. Palko                2000    451,500     430,000              ---       3,870,050      380,903         27,520
 Vice Chairman                  1999    395,000     350,000              ---         343,125      168,421         19,080
 and President                  1998    361,667     310,000              ---         360,000      193,500         19,080

Louis G. Baldwin                2000    225,750     140,000              ---         510,225      177,355         10,500
 Executive Vice President       1999    181,917     107,000              ---         171,563      105,263         10,000
 and Chief Financial Officer    1998    165,250      92,000              ---             ---       78,750         10,000

Keith A. Hutton                 2000    250,833     175,000              ---         661,845      247,355         10,500
 Executive Vice                 1999    208,750     130,000              ---         299,063      115,789         10,000
 President-Operations           1998    177,083     105,000              ---             ---      120,000         10,000

Vaughn O. Vennerberg, II        2000    225,750     140,000              ---         510,225      217,355         10,500
 Executive Vice                 1999    188,333     110,000              ---         171,563      105,263         10,000
 President-Administration       1998    161,667     100,000              ---             ---      101,250         10,000

_____________

(a) Amounts do not include perquisites and other personal benefits, securities or property, because the total annual amount of such compensation did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the named executive.

(b) The values of the Restricted Stock Awards that are presented in the table are based on the value of the Common Stock as of the date awarded. As of December 31, 2000, the aggregate number of performance shares held and the value thereof were: Mr. Simpson, 40,000 shares, $1,110,000; Mr. Palko, 20,000 shares, $555,000; Mr. Baldwin, 5,000 shares, $138,750; Mr. Hutton,
     7,000 shares, $194,250; Mr. Vennerberg, 5,000 shares, $138,750. The
     Restricted Stock Awards for 2000 represent the value of 67,500, 45,000, 22,500, 22,500, and 22,500 performance shares granted on January 3, 2000, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first closed at or above $13.33 on May 31, 2000; the value of 60,000 and 30,000 performance shares granted on July 11, 2000, to Messrs. Simpson and Palko, respectively, which vested when the stock price first closed at or above $16.67 on August 21, 2000; the value of 120,000 and 60,000 performance shares granted on September 18, 2000, to Messrs. Simpson and Palko, respectively, which vested when the stock price first closed at or above $21.17 on September 18, 2000; the value of 40,000 and 20,000 performance shares granted on October 9, 2000, to Messrs. Simpson and Palko, respectively, which vested when the stock price first closed at or above $22.50 on October 12, 2000; the value of 40,000 and 20,000 performance shares granted on October 12, 2000, to Messrs. Simpson and Palko, respectively, which vested when the stock price first closed at or above $25.00 on December 18, 2000; the value of 5,000, 7,000, and 5,000 performance shares granted on November 21, 2000, to Messrs. Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first closed at or above $25.00 on December 18, 2000; the value of 40,000, 20,000, 5,000, 7,000, and 5,000 performance shares granted on December 18, 2000, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first closed at or above $27.50 on December 26, 2000; and the value of 40,000, 20,000, 5,000, 7,000, and 5,000 performance shares granted on December 26, 2000 to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first closed at or above $30.00 on March 9, 2001. Quarterly dividends are paid to holders of performance shares at the same rate as dividends on Common Stock. All performance shares granted in 2000 were made pursuant to the 1998 Stock Incentive Plan.

     The Restricted Stock Awards for 1999 represent the value of 67,500, 45,000, 22,500, 22,500, and 22,500 performance shares of Common Stock granted on November 16, 1999, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, pursuant to the 1998 Stock Incentive Plan. These shares vested when the stock price first closed at or above $10.67 on May 5, 2000. The Restricted Stock Awards for Mr. Hutton in 1999 also includes the value of 15,000 performance shares of Common Stock granted October 1, 1999, pursuant to the 1998 Stock Incentive Plan which vested when the stock price first closed at or above $13.33 on May 31, 2000.

     The Restricted Stock Awards for 1998 represent the value of 60,000 and 30,000 performance shares of Common Stock granted on May 19, 1998, to Messrs. Simpson and Palko, respectively, pursuant to the 1997 Stock Incentive Plan. These shares vested when the stock price first closed at or above $15.00 on July 11, 2000.

(c) Securities Underlying Options/SARs represent options to purchase shares of Common Stock unless otherwise indicated. Options granted in 2000 include options to purchase 24,903, 37,355, 37,355, and 37,355 units of the Hugoton Royalty Trust from the Company granted to Messrs. Palko, Baldwin, Hutton, and Vennerberg, respectively. All options granted in 1999 represent options to purchase units of the Hugoton Royalty Trust from the Company. Securities Underlying Options/SARs for Mr. Vennerberg in 1999 have been restated to correct an overstatement previously reported.

(d) Includes Company 401(k) Plan contributions for each named officer of $10,500, $10,000 and $10,000 during 2000, 1999 and 1998, respectively. The remaining amounts for Messrs. Simpson and Palko represent life insurance premiums paid by the Company.


Stock Incentive Plans

    The Company adopted the 1991 Stock Incentive Plan ("the 1991 Plan"), the 1994 Stock Incentive Plan ("the 1994 Plan"), the 1997 Stock Incentive Plan ("the 1997 Plan") and the 1998 Stock Incentive Plan ("the 1998 Plan") to provide incentives for officers, other key employees and non-employee directors. The Company adopted the 1998 Royalty Trust Option Plan ("the 1998 Royalty Trust Plan") and the 1999 Royalty Trust Option Plan ("the 1999 Royalty Trust Plan") to provide incentives for officers and other key employees.

    Shown in the tables below are option grants made during 2000 to acquire Common Stock and to acquire units in the Hugoton Royalty Trust, option exercises during 2000, and option values as of December 31, 2000, for officers named in the Summary Compensation Table. All shares of Common Stock and Common Stock prices have been adjusted for the three-for-two stock split effected September 18, 2000.


Common Stock Option Grants in 2000
-----------------------------------


                                         Percentage
                             Number of    of Total                             Potential Realized
                             Securities    Options                              Value at Assumed
                             Underlying  Granted to   Exercise                Annual Rates of Stock
                              Options     Employees     Price    Expiration    Price Appreciation
Name                          Granted      in 2000    ($/Share)     Date       For Option Term (a)
---------------------------  ----------  -----------  ---------  ----------  -----------------------
                                                                                 5% ($)      10% ($)
                                                                             ---------   ----------
 Bob R. Simpson                 294,000         6.5%     19.59      10/9/10  3,623,900    9,180,500
                                337,500         7.5%     22.53     10/13/10  4,782,000   12,119,200
 Steffen E. Palko               162,500         3.6%     19.59      10/9/10  2,003,000    5,074,300
                                193,500         4.3%     22.53     10/13/10  2,741,700    6,948,300
 Louis G. Baldwin               140,000         3.1%     22.53     10/13/10  1,983,600    5,027,200
 Keith A. Hutton                210,000         4.7%     22.53     10/13/10  2,975,400    7,540,800
 Vaughn O. Vennerberg, II       180,000         4.0%     22.53     10/13/10  2,550,400    6,463,600

--------------------------

Hugoton Royalty Trust Option Grants in 2000
-------------------------------------------


                                         Percentage
                             Number of    of Total                             Potential Realized
                               Units       Options                              Value at Assumed
                             Underlying  Granted to   Exercise                Annual Rates of Unit
                              Options     Employees     Price    Expiration    Price Appreciation
Name                          Granted      in 2000    ($/Share)     Date      For Option Term (a)
---------------------------  ----------  -----------  ---------  ----------  ----------------------
                                                                                 5% ($)     10% ($)
                                                                                ------      ------
 Bob R. Simpson                     ---         ---        ---           --        ---         ---
 Steffen E. Palko                24,903        14.3%      8.03       1/3/03     31,600      66,200
 Louis G. Baldwin                37,355        21.4%      8.03       1/3/03     47,300      99,300
 Keith A. Hutton                 37,355        21.4%      8.03       1/3/03     47,300      99,300
 Vaughn O. Vennerberg, II        37,355        21.4%      8.03       1/3/03     47,300      99,300

--------------------------------------

(a) Values are calculated based on the fair market value at the date of grant and the stated annual appreciation rate, compounded annually, for the option term of three years. The assumed annual appreciation rates of 5% and 10% were established by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Common Stock or trust units.

Option Exercises and Option Values at Year-End

                            Common Stock   Value   Royalty Units   Value     Number of Shares of Common      Value of Unexercised
                            Acquired on   Realized  Acquired on   Realized   Stock Underlying Unexercised  In-the-Money Common Stock
                            Exercise        (S)     Exercise       (S)       Stock Options at 12/31/00 (#)  Options at 12/31/00 ($)
                            ------------  --------  -----------   ---------  ----------------------------- -------------------------
Name                                                                         Exercisable   Unexercisable   Exercisable Unexercisable
----                                                                         ------------  --------------  ----------- -------------
 Bob R. Simpson                337,500    3,645,692    210,526  1,197,367        445,500         186,000    2,972,672      1,186,593
 Steffen E. Palko              193,500    2,090,197    193,324  1,136,107        250,875         105,125    1,667,262        667,957
 Louis G. Baldwin               78,750      850,661    142,618    866,005         93,334          46,666      487,087        243,538
 Keith A. Hutton               168,602    2,154,598    153,144    925,872        140,000          70,000      730,625        365,313
 Vaughn O. Vennerberg, II      123,728    1,508,471    142,618    866,005        120,000          60,000      626,250        313,125

--------------------------
All options to purchase units of the Hugoton Royalty Trust were exercised during the year.


Compensation Arrangements

    The Company's bonus plans are designed to reward executive officers for exceptional performance and significant contributions to the Company's success. Bonuses are generally paid semiannually to executive officers. All bonuses are dependent upon the executive officer's performance and the Company's profitability and ability to provide returns to investors.

    The Company sponsors a 401(k) benefit plan that allows employees to contribute and defer a portion of their wages. All employees over 21 years of age and with at least one hour of service with the Company may participate. Employee contributions of up to 10% of wages are matched by the Company. Employee contributions vest immediately while the Company's contributions vest 100% after the earlier of five years of service or three consecutive years of participation in the plan.


Employment and Severance Agreements

    In February 1995, Messrs. Simpson and Palko entered into employment agreements effective March 31, 1995 and ending on December 31, 1995, which automatically continued from year to year thereafter. In May 2000, Messrs. Simpson and Palko entered into Amended and Restated Employment Agreements with the Company effective May 17, 2000 and ending December 31, 2000, which shall automatically continue year to year thereafter unless terminated by either party upon thirty days written notice prior to each December 31. The amended employment agreements incorporate certain provisions from the Severance Plans described below. Pursuant to the new agreements, Messrs. Simpson and Palko each receive an annual base salary of at least $625,000 and $450,000, respectively. The Committee has increased the base salary each year, and in December 2000, the Committee increased the annual base salary of Messrs. Simpson and Palko to $650,000 and $468,000, respectively. Each employment agreement provides that the employee is entitled to participate in any incentive compensation program established by the Company for its executive officers, in a manner approved by the Committee. The employee also receives $2,000,000 of life insurance, participates in the group medical and disability insurance plans of the Company and currently receives a $1,600 per month automobile allowance, plus reimbursement for fuel, maintenance, registration, and insurance costs for automobiles. The agreements are subject to early termination upon the death or disability of the employee, or for cause. If an agreement is terminated because of death or disability, the employee is entitled to receive the full severance benefits described below. If an agreement is terminated for cause, as defined in the agreement, the Company is not required to make additional payments.

    The employment agreements further provide that the employee may terminate employment for "good reason," which means: a substantial change in the employee's title, status, position or responsibilities, failure to reelect the employee to the same or similar office, reduction of or failure to provide typical increases in the employee's annual base salary following a change in control of the Company, relocation of the employee to an office over 25 miles from the employee's office just prior to the proposed relocation, breach of the agreement by the Company, or failure to maintain the employee's level of participation in the compensation and benefit plans of the Company. If the employee terminates employment for good reason, or the Company terminates the employee without cause, or there shall occur a Change in Control (as defined below), the employee is entitled to a lump-sum payment of three times the employee's most recent annual compensation. Such compensation includes annual management incentive compensation and planned level of annual perquisites, but generally excludes benefits received pursuant to the Company's stock incentive plans. In addition, the employee becomes fully vested in all stock options, royalty trust options, and performance shares granted under the Company's stock incentive plans upon any such termination. The employee will also receive 18 months of medical, vision and dental benefits and the ownership of any vehicles, club memberships, and life insurance policies will be transferred to the employee. The employment agreements were amended to provide that if the employee is subject to the 20% parachute excise tax, then the Company will pay the employee under the employment agreement an additional amount to "gross-up" the payment so that the employee will receive the full amount due under the terms of the employment agreement after payment of the excise tax. The Internal Revenue Code defines a parachute payment as any severance payment, contingent upon a Change in Control, the aggregate present value of which is in excess of three times the employee's average annual compensation over the past five years.

    A "Change in Control" of the Company under the employment agreements and Severance Agreements (as defined below) is deemed to have occurred only if: any person, or persons acting together as a group, shall become the direct or indirect beneficial owners of more than 25% of the Company's voting shares; merger or consolidation resulting in the Company's stockholders holding less than 50% of the voting shares of the surviving entity; certain specified majority changes in the composition of the Board of Directors; or a plan or agreement is adopted, approved or executed to dispose of all or substantially all the assets or outstanding Common Stock of the Company.

    In June 1997, the Board of Directors approved severance protection plans ("Severance Plans") for the executive officers of the Company. In February 2000, the Board of Directors amended the Severance Plans. Under the terms of the Severance Plans, as amended, an executive officer is entitled to receive a severance payment if a Change in Control of the Company occurs and the executive officer is terminated within two years of the Change in Control. The Severance Plans will not apply to any executive officer that is terminated for cause or by an executive officer's own decision for other than good reason (e.g., change of job status or a required move of more than 25 miles). Executive officers are entitled to receive a severance payment if they are employed by the Company after 45 days following a Change in Control or if they are earlier terminated other than for cause. If entitled to severance payments under the terms of the Severance Plans, the Chief Executive Officer and President will receive three times their annual salary and bonus, all other executive officers will receive two and one-half times their annual salary and bonus. All executive officers will also receive 18 months of medical, vision and dental benefits.

    The Severance Plans also provide that if executive officers are subject to the 20% parachute excise tax, then the Company will pay the executive officer under the Severance Plan an additional amount to "gross up" the payment so that the executive officer will receive the full amount due under the terms of the Severance Plan after payment of the excise tax. Also, all stock options and performance shares granted under any existing stock incentive plan will become vested.

    Messrs. Simpson and Palko, who have severance benefits under their employment agreements as described above, may elect, within ten days of their termination of employment, to receive severance benefits provided under the Severance Plans in lieu of, but not in addition to, the severance benefits under their employment agreements.

    In February 2001, the Board of Directors approved an agreement with each executive officer named in the Summary Compensation Table under which the executive officer, if employed by the Company on the date of a Change in Control, will receive a grant of performance shares immediately prior to the Change in Control. Under the agreements, Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg will receive 40,000, 20,000, 5,000, 7,000, and 5,000 performance shares, respectively, for every $2.50 increment in the closing price of the Common Stock on the date of the Change in Control above $30.00. The number of performance shares granted under this agreement will be reduced by the number of performance shares awarded to the employee between the date of the agreement and the date of the Change in Control which have not been forfeited prior to or on the date of the Change in Control. Additionally, the agreements provide that Messrs. Baldwin, Hutton, and Vennerberg will receive a grant of 20,000, 75,000, and 60,000 performance shares, respectively, immediately prior to a Change in Control, without regard to the price of the Common Stock.


Report of the Compensation Committee of the Board of Directors

    The Compensation Committee of the Board of Directors ("the Committee") is composed of three non-employee directors. Messrs. King and Sherman served on the Committee throughout 2000 and Mr. Simons served on the Committee since May 2000. Mr. Collins served as an advisory member of the Committee. The Committee reviews the Company's executive compensation program, approves salary and bonuses paid to the executive officers named in the Summary Compensation Table, grants all stock options, performance shares, and royalty trust options and makes all policy decisions regarding the interpretation and administration of the 1991 Plan, the 1994 Plan, the 1997 Plan, the 1998 Plan, the 1998 Royalty Trust Plan, and the 1999 Royalty Trust Plan. The overall policy of the Company's executive compensation program is to attract, retain and reward executives who are capable of leading the Company in achieving its business objectives and strategies in a highly competitive industry.

    The Company's compensation program consists of annual compensation and long-term incentive compensation. The following report submitted by the Committee describes the application of the Company's policy to the Committee's decisions concerning executive compensation for 2000.

Annual Compensation

    Annual compensation consists of a base salary component and a bonus component. The Company participates in four major annual compensation surveys, prepared by independent consultants, that provide comparative compensation data for a broad group of domestic companies in the oil and gas industry. Guided by these surveys, individual executive compensation is determined based upon the individual's responsibilities and performance. Participants in these surveys include most of the companies in the Dow Jones Oil-Secondary Index, the industry index used by the Company in its Performance Graph, as well as other companies with which the Company competes for executive talent. The Committee believes that these surveys provide the best available compensation data for the Company's most direct competition for executive talent.

    The Committee sets the cash compensation of the executive officers. The Committee believes there is necessarily some subjectivity in setting cash compensation of the Company's executive officers and does not use predetermined performance criteria when setting such cash compensation. In determining appropriate cash compensation levels, the Committee subjectively and quantitatively analyzes the individual's performance, the performance of the Company and the individual's contribution to that performance.

    The Company generally targets its base salaries near the median for executives at the companies surveyed and total cash compensation at the upper range. Adjustments are made to account for cases in which the responsibilities of Company executives appear to differ from the responsibilities of executives of the companies surveyed and to address internal pay equities.

    Bonuses, primarily determined by individual performance, increase as a percentage of base salary as the level of responsibility and impact on Company performance increases, and constitute a substantial portion of each executive officer's cash compensation. Bonuses paid to executive officers are determined by subjective and quantitative analysis of both corporate and individual performance, rather than using a predetermined formula or establishing predetermined maximum bonuses. The Committee believed bonuses should be used to reflect individual performance, comparative performance, and Company performance. Specific factors considered in setting bonus levels include the Company's operational and financial results, success of the Company's acquisition and development programs, including significant proved reserve increases, and effective management of the Company's capital structure. The Committee also considers the executive's level and scope of responsibility, experience, and the compensation practices of competitors for executives of similar responsibility.


Long-Term Incentive Compensation

    The Committee relies heavily upon equity-based incentives, including stock options, royalty trust options, stock appreciation rights and performance shares to compensate the executive officers of the Company. The Committee believes that equity-based incentives encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation. Historically, the Committee has tied long-term incentives for executive officers to expected appreciation of stock value, with the number of options and performance shares available for grant tied to the value of anticipated appreciation. Equity-based incentives awarded to Messrs. Simpson and Palko and other executive officers are based on the Committee's subjective evaluation of the executive officer's ability to influence the Company's long-term growth and profitability and to reward outstanding individual performance and contributions to the Company.


Tax Deduction Limitation for Executive Compensation

    Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to executive officers named in the Summary Compensation Table to $1 million, unless certain requirements are met. During 2000, Mr. Simpson received compensation exceeding the maximum deductible amount. All of the Company's stock incentive plans and royalty trust option plans are exempt under Section 162(m). The Company is entitled to the full tax deductions available when executive officers exercise their existing stock options or when their performance shares vest because the compensation is considered performance based and is not applied against the $1 million limit. The Committee intends to monitor compensation paid to the Company's executive officers so that the corporate tax deduction is maximized, while maintaining the flexibility to attract and retain qualified executives.


Compensation of the Chief Executive Officer and President

    The Committee sets the cash compensation of Messrs. Simpson and Palko, subject to the minimum salaries that have been set by employment contracts approved by the Committee, as described under "Employment and Severance Agreements" above. In December 2000, the Committee increased the base salary of Messrs. Simpson and Palko by 4% to $650,000 and $468,000, respectively. For 2000, Messrs. Simpson and Palko received bonuses of $725,000 and $430,000, respectively.

    During 2000, as adjusted for the three-for two stock split effected on September 18, 2000, Messrs. Simpson and Palko received options to purchase 631,500 and 356,000 shares of Common Stock, respectively, and Mr. Palko received an option to purchase 24,903 units of the Hugoton Royalty Trust. Additionally, during 2000, as adjusted for the three-for two stock split effected on September 18, 2000, Messrs. Simpson and Palko received seven grants of performance shares for a total of 407,500 and 215,000 performance shares, respectively. Of these grants of performance shares, 67,500 and 45,000, respectively, vested when the stock price first closed at or above $13.33 on May 31, 2000; 60,000 and 30,000, respectively, vested when the stock price first closed at or above $16.67 on August 21, 2000; 120,000 and 60,000 performance shares, respectively, vested when the stock price first closed at or above $21.17 on September 18, 2000; 40,000 and 20,000, respectively, vested when the stock price first closed at or above $22.50 on October 12, 2000; 40,000 and 20,000, respectively, vested when the stock price first closed at or above $25.00 on December 18, 2000; 40,000 and 20,000 performance shares, respectively, vested when the stock price first closed at or above $27.50 on December 26, 2000; and 40,000 and 20,000 performance shares, respectively, vested when the stock price first closed at or above $30.00 on March 9, 2001.

    The determination of compensation for Messrs. Simpson and Palko was based on the application of the policies described above that are applicable to all executive officers. In applying these policies to Messrs. Simpson and Palko, the Committee considered their strategic direction and leadership in achieving many exceptional accomplishments during 2000. Among accomplishments considered was their success in increasing the Company's reserves by 11% (16% prior to property divestitures) and laying the foundation for continuing to achieve above average production growth rates. A portion of the 2000 compensation was also intended to recognize the success of Messrs. Simpson and Palko in achieving record increases in gas production, cash flow from operations, operating income and earnings per share. The Committee also considered the Company's acquisition of substantial gas-producing properties in East Texas and reductions of the Company's debt by 22% during the year. These significant achievements helped increase stockholder value by 360% during 2000, which resulted in the Company being ranked seventh among the top 1000 best performing publicly traded companies for 2000, and being ranked the best performing company in the Dow Jones Oil-Secondary Index for one and five years by The Wall Street Journal.

                            Compensation Committee:
                            ----------------------
                              J. Luther King, Jr.
                          Scott G. Sherman (Chairman)
                               Herbert D. Simons


Report of the Audit Committee of the Board of Directors

     The Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended December 31, 2000. The Audit Committee also has discussed with the independent accountants for the Company the matters required to be discussed by Statement of Auditing Standards No. 61, communication with Audit Committees, as amended. The Audit Committee has discussed with the independent accountants their independence from management and the Company, including the matters in the written disclosures and the letter from the independent accountants for the Company required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has considered the compatibility of the provision of non-audit services with the auditors' independence.

     Based on the review and discussions referred to in the above paragraph, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the year-end audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                Audit Committee:
                                ----------------
                         J. Luther King, Jr. (Chairman)
                                Scott G. Sherman
                               Herbert D. Simons

Performance Graph

    Common Stock of the Company began trading publicly on May 12, 1993. The following graph compares the percentage change in the cumulative total stockholder return on the Common Stock against the total return of the S&P 500 Index and the Dow Jones Oil-Secondary Index for the period of December 31, 1995 to December 31, 2000. The graph assumes that $100 was invested in Common Stock and each index on December 31, 1995 and that all dividends were reinvested.



                                   [GRAPH]

                                                    CUMULATIVE TOTAL RETURN
                                12/95      12/96      12/97     12/98     12/99     12/00
                              ---------  --------  ---------  --------  --------  --------
Cross Timbers                   $100.00   $144.50    $217.44   $ 99.45   $120.65   $555.21
S&P 500                          100.00    122.96     163.98    210.84    255.22    231.98
Dow Jones Oil-Secondary          100.00    126.68     126.30     86.65    100.00    159.71

This performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Relationships and Transactions with Management and Others

    In August 1998, the Board of Directors authorized the use of the Company's investment securities held in the Company's brokerage accounts to provide credit support for the margin accounts of Messrs. Simpson, Palko, Baldwin, and Vennerberg which held Common Stock. The Board of Directors made this assistance available to avoid the executive officers having to sell their shares of Common Stock at depressed prices, to prevent downward pressure on the market price of the Common Stock as a result of sales by the executive officers, and to allow the executive officers to retain their shares and more closely align their interests with those of the Company's stockholders.

    This credit support was accomplished pursuant to a written agreement between the Company and each of the executive officers. The agreement also provides that at any time that the executive officer's account is receiving credit support from the Company's margin account, the officer may not purchase additional securities in the officer's account or otherwise engage in any transaction that would increase the margin requirements for the officer's account, or withdraw from any account any funds or securities. The Company agreed to pay the executive officers' indebtedness on their margin accounts in the event the value of the Common Stock in their margin accounts continued to decline and the executive officers failed to satisfy the debt.

    As a result of the continued decline of the market price of the Common Stock, in December 1998 the Board of Directors authorized the Company to lend funds directly to the executive officers to reduce their brokerage account margin debt. These loans are full recourse and due in five years. The notes bear interest at the Company's borrowing rates under its bank revolving credit agreement, which was 7.22% at March 1, 2001.

    The following table shows, for each executive officer that received a loan from the Company, the largest amount outstanding during 2000 and the amount outstanding as of March [ ], 2001, of each executive officer's promissory note. The largest amount of margin debt outstanding during 2000 for Messrs. Simpson, Baldwin and Vennerberg was $994,399, $207,408 and $98,222, respectively, and represents the largest amount of margin debt for each executive officer related to the purchase of Common Stock in excess of the broker's margin requirements. The margin support agreement for Mr. Palko was terminated in June 1999, and the margin support agreements for Messrs. Simpson, Baldwin and Vennerberg were terminated in March 2001 because they were no longer needed after each officer fully repaid all of the margin debt related to the officer's Common Stock.



                                        Promissory Note
                                   --------------------------
                                      Largest       Amount
                                   -----------  -------------
                                      Amount      Outstanding
                                   -----------  -------------
    Executive Officers             Outstanding  March 1, 2001
    ------------------             -----------  -------------

      Bob R. Simpson                $6,717,235     $6,791,624
      Steffen E. Palko               1,204,261      1,218,248
      Louis G. Baldwin                 234,497        237,554


    Randall & Dewey, Inc. performed consulting services in 1998 in connection with the Company's acquisition of producing properties in Alaska's Cook Inlet. After the Company recovers its acquisition costs, including interest and subsequent property development and operating costs, Randall & Dewey, Inc. will receive, at its election, either a 20% working interest or a 1% overriding royalty interest conveyed from the Company's 100% working interest in these properties. Randall & Dewey, Inc. also represented Merchant Resources #1 L.P. in its purchase on September 14, 1999 from the Company of certain oil and gas properties for $63.5 million. The Company's gas marketing subsidiary continues to market gas from some of the properties sold. Further, as a limited partner, the Company invested $600,000 in St. John's Operating #1 L.P., which is a limited partner in Merchant Resources #1 L.P., and in which Randall & Dewey is an indirect limited partner. In connection with being retained by the Company in 2000 to assist in selling certain properties located in West Texas and eastern New Mexico, and to provide other advisory and technical services, Randall & Dewey received payments from the Company totaling $993,847. Mr. Randall, a director of the Company, is the president and 50% owner of Randall & Dewey, Inc.

    During 2000, the Company incurred fees of $36,637 and expenses of $936 with the law firm of Friedman, Young & Suder. A principal of Friedman, Young & Suder is the son-in-law of Mr. Sherman, a director of the Company.

    During 2000, the Company incurred fees of $19,723 and expenses of $1,389 with the law firm of Winstead Sechrest & Minick P.C. Mr. Simons, a director of the Company, is of counsel with the firm.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Exchange Act requires that the Company's executive officers, directors, and 10% stockholders file initial reports of beneficial ownership and reports of changes in beneficial ownership with the Securities and Exchange Commission and the New York Stock Exchange. Copies of the reports must be provided to the Company. To the Company's knowledge, based solely on the information furnished to the Company and written representations from executive officers and directors, the Company has determined that Mr. Sherman had one late filing related to one transaction, and Mr. Simons had one late filing related to initial holdings reported on his Form 3 filed in May 2000, Mr. Simpson had 13 late filings related to 11 transactions (of which 11 filings related to nine transactions involving indirect holdings as to which Mr. Simpson may be deemed to be the beneficial owner), Mr. Palko had two late filings related to two transactions, Mr. Hutton had one late filing related to two transactions, and Messrs. Baldwin and Vennerberg each had one late filing related to one transaction. All transactions have now been reported.


Item 2. APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

    The authorized capital stock of the Company presently consists of 100,000,000 shares of Common Stock, $.01 par value per share, and 25,000,000 shares of Preferred Stock, $.01 par value per share. After effecting a three-for-two stock split by means of a stock dividend completed on September 18, 2000, and converting all outstanding shares of convertible preferred stock in connection with a call for redemption of the preferred stock on February 16, 2001, the number of shares of Common Stock outstanding as of March 1, 2001, was 81,225,315. Allowing for the number of shares of Common Stock outstanding or reserved for future issuance, only approximately 8,000,000 authorized shares of Common Stock remain freely available for issuance.

     The Board of Directors has determined that the number of unreserved shares of Common Stock presently available for issuance is not sufficient to provide for future contingencies and needs of the Company, such as possible future stock splits, financings, business acquisitions, business combinations, stock distributions, or other corporate purposes. The Company considers and explores potential acquisitions on a regular basis and may issue shares of Common Stock in connection therewith. Additionally, the Company has effected three stock splits since 1997. The timing of a stock split and the ratio of shares to be issued as a dividend in connection with the stock split are made in light of market prices and other conditions that may prevail at the time such determinations are made. An increase in such authorized shares available for issuance would give the Company greater flexibility to respond to future developments without the expense and delay of a special meeting of stockholders. As of the date on which this Proxy Statement is being mailed, there are no definite proposals in place with respect to any material transaction involving the issuance of Common Stock. If there are any potential business combination transactions which require stockholder approval, such approval will be sought at the appropriate time.

    The Board of Directors has unanimously adopted a resolution setting forth a proposed amendment ("Proposed Amendment") to Article Four of the Company's Restated Certificate of Incorporation, as amended, that would increase the number of authorized shares of Common Stock to 250,000,000. The resolution adopted by the Board of Directors which will be presented for approval by the stockholders at the Annual Meeting is set forth below:

    RESOLVED, that the Restated Certificate of Incorporation of Cross Timbers Oil Company be, and the same hereby is, amended by deleting the first sentence of Article Four and inserting in lieu thereof the following sentence:

    "The Corporation shall have authority to issue two classes of stock, and the total number authorized shall be two hundred fifty million (250,000,000) shares of Common Stock of the par value of one cent ($.01) per share, and twenty-five million (25,000,000) shares of Preferred Stock of the par value of one cent ($.01) per share."

    The Board of Directors believes that the Proposed Amendment will provide several long-term advantages to the Company and its stockholders. The passage of the Proposed Amendment would enable the Company to declare stock splits and to pursue acquisitions or enter into transactions which the Board of Directors believes provide the potential for growth and profit. If additional authorized shares are available, transactions dependent upon the issuance of additional shares will be less likely to be undermined by delays and uncertainties occasioned by the need to obtain stockholder authorization to provide the shares necessary to consummate such transactions.

    The additional authorized shares of Common Stock could also be used for such purposes as raising additional capital for the operations of the Company. Such shares would be available for issuance without further action by the stockholders, unless required by the Company's Restated Certificate of Incorporation or Bylaws, by the rules of any stock exchange on which the Common Stock may be listed or by applicable law. Without an increase in authorized shares of Common Stock, the Company may have to rely on debt, seek alternative financing means, or forego an investment opportunity altogether.

    In addition, the availability of authorized but unissued shares of Common Stock could, under certain circumstances, have an anti-takeover effect.
Although the Board of Directors has no present intention of doing so, the issuance of new shares of Common Stock could be used to dilute certain rights of a person seeking to obtain control of the Company should the Board of Directors consider the action of such person not to be in the best interest of the stockholders of the Company. The Company is not aware of any pending or proposed effort to obtain control of the Company or to change the Company's management.

    In the event additional shares of Common Stock are issued by the Company, existing holders of shares of Common Stock would have no preemptive rights under the Company's Restated Certificate of Incorporation or otherwise to purchase any of such shares. It is possible that shares of Common Stock may be issued at a time and under circumstances that may dilute the voting power of existing stockholders, increase or decrease earnings per share and increase or decrease the book value per share of shares presently held.


Vote Required and Effective Date

    The affirmative vote of holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is required for approval of the Proposed Amendment. If approved by the stockholders, the Proposed Amendment will become effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State amending the Company's Restated Certificate of Incorporation, which will occur as soon as reasonably practicable. No changes will be made in the respective rights and privileges pertaining to the outstanding shares of Common Stock.


Board Recommendation

    The Board of Directors believes that the proposed amendment to increase the number of authorized shares of Common Stock is in the best interests of the Company and stockholders and recommends that stockholders vote FOR the Proposed Amendment.


OTHER MATTERS

Independent Auditors and Auditor Fees

    Cross Timbers retains Arthur Andersen LLP as its principal independent public accountants, as recommended by the Audit Committee and approved by the Board of Directors. Representatives of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement at the meeting should they desire to do so.

    During 2000, the Company retained Arthur Anderson LLP to provide services in the following categories and amounts:


    Audit Fees.....................................................  $200,000.00
    Financial Information Systems Design and Implementation Fees...  $      0.00
    All Other Fees.................................................  $ 87,175.00


Other Business

    The Board of Directors does not know of any business to be presented for consideration at the Annual Meeting other than those matters described in this proxy statement. If any other matters should properly come before the meeting, however, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.


Submission of Stockholder Proposals for the 2002 Annual Meeting of Stockholders

    Proposals of stockholders intended to be presented at the Company's 2002 Annual Meeting of Stockholders must be received at the Company's principal executive offices in Fort Worth, Texas, on or before [December 17, 2001,] to be considered for inclusion in the Company's proxy statement and accompanying proxy for that meeting. On any matter properly presented by a stockholder at the Company's 2002 Annual Meeting of Stockholders that the stockholder does not seek to have included in the Company's proxy statement, the Board of Directors may exercise discretionary voting authority under proxies solicited by it if the proxy statement discloses the nature of the matter and how the Board of Directors intends to vote. If a stockholder notifies the Company of such a proposal on or before [March 2, 2002] and satisfies the other requirements of Rule 14a-4(c)(2) of the Exchange Act, the Board of Directors may not exercise discretionary authority on that proposal. If the Company first receives notice of such a proposal after March 2, 2002, the Board of Directors may exercise discretionary voting authority with respect to that proposal without including any discussion of it in the proxy statement. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.


Annual Report and Form 10-K

    Cross Timbers' 2000 Annual Report, including audited financial statements, accompanies this Proxy Statement. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, will be furnished without charge to stockholders upon written request to: Investor Relations, Cross Timbers Oil Company, 810 Houston Street, Suite 2000, Fort Worth, Texas 76102.

                                By Order of the Board of Directors,



                                Virginia Anderson
                                Secretary

Fort Worth, Texas
April [16], 2001

                                                                      Appendix A



                                    CHARTER
                             OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                          OF CROSS TIMBERS OIL COMPANY



Purpose

The purpose of the Audit Committee (the "Committee") of the Board of Directors of Cross Timbers Oil Company (the "Company") is to assist the Board of Directors in its oversight of the management of the Company. The Committee shall ensure that, in connection with the audit or review of the Company's financial statements, the Company's independent accountants are ultimately accountable to the Board of Directors and the Committee.

The Committee's primary responsibilities are to:

  . objectively monitor the Company's internal control system and financial reporting practices;

  . review and evaluate the performance of the Company's independent accountants and accounting department; and

  . provide open communication among the Board of Directors, financial and senior management, the accounting department and the independent accountants.


                             Composition of Committee

The Committee shall consist of three or more independent directors, each of whom shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment. Each member of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.


                               Responsibilities

In fulfilling its responsibilities, the Committee shall:

1. Review the Committee's Charter annually, and recommend any modifications it may deem necessary to the Board of Directors.

2. Make recommendations to the Board of Directors regarding selection and retention of independent accountants. The Board of Directors, with the assistance of the Committee, shall have the ultimate authority and responsibility to select and replace the independent accountants.

3. Confirm and monitor the independence of the independent accountants. The Committee shall ensure that the independent accountants submit on a periodic basis to the Committee a formal written statement delineating all relationships between the accountants and the Company. The Committee will actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the accountants. The Committee will recommend that the Board of Directors take appropriate action in response to the independent accountants' report to satisfy itself of the accountants' independence.

4. Review with the Controller and the independent accountants the audit scope, the audit plan and the coordination of audit effort to assure completeness of coverage and the effective use of audit resources.

5. Consider and review with the Controller the adequacy of the Company's internal controls and the conflicts of interest policy.

6. At least annually, consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

7. Discuss with management, the Controller, and the independent accountants any significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

8. At the completion of the annual audit, review with management, the Controller and the independent accountants:

  .    The Company's annual financial statements and related footnotes;

  . The independent accountants' audit of the financial statements and their report thereon;

  . Any significant changes required in the independent accountants' audit plan;

  . Any serious difficulties or disputes with management encountered during the course of the audit; and

  . Any other significant findings and recommendations and any matters related to the conduct of the audit that should be communicated to the Committee under generally accepted auditing standards.

9. Meet with the Controller, the independent accountants, and management in separate executive sessions to discuss any matters that the Committee or any of these parties believes should be discussed privately with the Committee.

10. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee is authorized to retain independent counsel, accountants, or other third parties to assist it in the conduct of any investigation.

11. Hold such regular meetings as may be necessary and such special meetings as may be called by the Chairman of the Committee or at the request of the independent accountants or the Controller. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

12. Consider such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the audit of the Company as the Committee may, in its discretion, determine to be advisable.

13.  Perform such other functions as assigned by law or the Board of Directors.

14. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

PROXY



                           Cross Timbers Oil Company
            810 Houston Street, Suite 2000, Fort Worth, Texas 76102


This Proxy is solicited by the Board of Directors of Cross Timbers Oil Company for the Annual Meeting of Stockholders on May 15, 2001

The undersigned hereby appoints Bob R. Simpson, Steffen E. Palko and Louis G. Baldwin and each of them as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to vote all shares of Cross Timbers Oil Company Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Tuesday, May 15, 2001 in the Horizon Room on the Twelfth Floor of the Fort Worth Club Tower, 777 Taylor Street, Fort Worth, Texas, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted for the matters listed herein. As to such other matters that may properly come before the Annual Meeting of Stockholders, this proxy will be voted by the Proxies listed above according to their discretion.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE          Please mark
MATTERS LISTED BELOW.                                           your vote as [X]
                                                                 indicated in
                                                                 this example



1.  Election of Directors
CLASS II DIRECTOR (Three-Year Term): Bob R. Simpson, Scott G. Sherman

VOTE FOR ALL NOMINEES         VOTE WITHHELD
(except as marked-SEE      as to ALL nominees
   INSTRUCTION)

       [_]                        [_]


INSTRUCTION: To withhold authority to vote for any
             individual nominee, strike through
             the nominee's name above.


2. Approval of the Amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, $0.01 par value, to 250,000,000.


     FOR   AGAINST   ABSTAIN

     [_]     [_]       [_]



                                       |
                                       |


SIGNATURE_____________________ SIGNATURE__________________________ DATE________

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attorney-in-fact, executor, administrator, trustee or guardian, please give full
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in partnership name by authorized person.